Exhibit 99

NEWS RELEASE

The Progressive Corporation 6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Company Contact: Patrick Brennan (440)395-2370
FOR IMMEDIATE RELEASE
     MAYFIELD VILLAGE, OHIO — March 14, 2007 — The Progressive Corporation today reported the following results for February 2007:

	February	February
(millions, except per share amounts and ratios)	2007	2006	Change
Net premiums written	$1,194.5	$1,209.3	(1)%
Net premiums earned	1,075.5	1,078.0	0%
Net income	94.7	126.5	(25)%
Per share	.13	.16	(21)%
Combined ratio	92.8	86.3	6.5 pts.
     Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Businesses write insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.
     See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
February 2007
(millions — except per share amounts)
(unaudited)

	Current Month	Comments on Monthly Results[1]

Direct premiums written	$1,213.7

Net premiums written	$1,194.5

Revenues:
Net premiums earned	$1,075.5
Investment income	52.3
Net realized gains (losses) on securities	15.3
Service revenues	1.9

Total revenues	1,145.0

Expenses:
Losses and loss adjustment expenses	774.4
Policy acquisition costs	109.2
Other underwriting expenses	114.9
Investment expenses	1.0
Service expenses	1.8
Interest expense	6.3

Total expenses	1,007.6

Income before income taxes	137.4
Provision for income taxes	42.7

Net income	$94.7

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	737.5

Per share	$.13

Diluted:
Average shares outstanding	737.5
Net effect of dilutive stock-based compensation	7.7

Total equivalent shares	745.2

Per share	$.13

1See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2006 audited consolidated financial statements included in our 2006 Shareholders’ Report, which can be found at www.progressive.com/annualreport.
The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	1.2%
Common stocks	(1.6)%
Total portfolio	.8%

Pretax recurring investment book yield	4.5%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
February 2007 Year-to-Date
(millions — except per share amounts)
(unaudited)

	Year-to-Date
	2007	2006	% Change

Direct premiums written	$2,550.0	$2,583.8	(1)

Net premiums written	$2,508.9	$2,539.0	(1)

Revenues:
Net premiums earned	$2,410.8	$2,414.0	0
Investment income	102.0	95.0	7
Net realized gains (losses) on securities	15.5	1.0	1450
Service revenues	4.3	5.8	(26)

Total revenues	2,532.6	2,515.8	1

Expenses:
Losses and loss adjustment expenses	1,668.8	1,600.1	4
Policy acquisition costs	245.2	249.7	(2)
Other underwriting expenses	257.4	229.2	12
Investment expenses	2.0	1.7	18
Service expenses	4.1	4.6	(11)
Interest expense	12.6	13.7	(8)

Total expenses	2,190.1	2,099.0	4

Income before income taxes	342.5	416.8	(18)
Provision for income taxes	110.1	136.2	(19)

Net income	$232.4	$280.6	(17)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	739.5	782.0	(5)

Per share	$.31	$.36	(12)

Diluted:
Average shares outstanding	739.5	782.0	(5)
Net effect of dilutive stock-based compensation	7.6	10.6	(28)

Total equivalent shares	747.1	792.6	(6)

Per share	$.31	$.35	(12)

The following table sets forth the investment results for the year-to-date period:

	2007	2006
Fully taxable equivalent total return:
Fixed-income securities	1.4%	.6%
Common stocks	.3%	3.3%
Total portfolio	1.3%	.9%

Pretax recurring investment book yield	4.4%	4.2%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
February 2007
($ in millions)
(unaudited)
Current Month

	Personal Lines			Commercial
				Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$654.6	$385.2	$1,039.8	$153.1	$1.6	$1,194.5
% Growth in NPW	(3)%	2%	(1)%	(1)%	NM	(1)%
Net Premiums Earned	$595.8	$336.2	$932.0	$141.7	$1.8	$1,075.5
% Growth in NPE	(2)%	2%	(1)%	3%	NM	0%

GAAP Ratios
Loss/LAE ratio	73.9	71.1	72.9	66.4	NM	72.0
Expense ratio	21.2	20.2	20.8	20.6	NM	20.8

Combined ratio	95.1	91.3	93.7	87.0	NM	92.8

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$11.9
Current accident year						2.2

Calendar year actuarial adjustment	$6.5	$3.8	$10.3	$3.8	$0	$14.1

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$11.9
All other development						(36.0)

Total development						$(24.1)

Calendar year loss/LAE ratio						72.0

Accident year loss/LAE ratio						69.8

Statutory Ratios
Loss/LAE ratio						72.2
Expense ratio						19.6

Combined ratio						91.8

NM = Not Meaningful
1Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $.1 million for the month.
2Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
February 2007 Year-to-Date
($ in millions)
(unaudited)
Year-to-Date

	Personal Lines			Commercial
				Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$1,368.1	$806.0	$2,174.1	$330.4	$4.4	$2,508.9
% Growth in NPW	(3)%	2%	(1)%	(1)%	NM	(1)%
Net Premiums Earned	$1,335.3	$752.8	$2,088.1	$318.7	$4.0	$2,410.8
% Growth in NPE	(2)%	2%	(1)%	4%	NM	0%

GAAP Ratios
Loss/LAE ratio	70.8	69.5	70.4	62.6	NM	69.2
Expense ratio	21.1	20.6	20.9	20.0	NM	20.9

Combined ratio	91.9	90.1	91.3	82.6	NM	90.1

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$16.7
Current accident year						2.1

Calendar year actuarial adjustment	$9.9	$6.3	$16.2	$2.6	$0	$18.8

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$16.7
All other development						22.7

Total development						$39.4

Calendar year loss/LAE ratio						69.2

Accident year loss/LAE ratio						70.8

Statutory Ratios
Loss/LAE ratio						69.3
Expense ratio						20.2

Combined ratio						89.5

Statutory Surplus						$5,200.7

NM = Not Meaningful

	February	February
Policies in Force	2007	2006	Change
(in thousands)

Agency — Auto	4,486.9	4,536.7	(1)%
Direct — Auto	2,475.7	2,368.7	5%
Special Lines[3]	2,888.1	2,693.1	7%

Total Personal Lines	9,850.7	9,598.5	3%

Commercial Auto Business	508.0	475.0	7%

1 The other businesses generated an underwriting profit of $1.5 million.
2 Represents adjustments solely based on our corporate actuarial reviews.
3 Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions — except per share amounts)
(unaudited)

February
2007
CONDENSED GAAP BALANCE SHEET:[1]
Investments — Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,096.1)	$10,137.9
Equity securities:
Preferred stocks (cost: $1,777.6)	1,818.7
Common equities (cost: $1,464.9)	2,354.2
Short-term investments (amortized cost: $1,107.0)	1,107.4

Total investments[2]	15,418.2
Net premiums receivable	2,568.6
Deferred acquisition costs	448.1
Other assets	1,819.3

Total assets	$20,254.2

Unearned premiums	$4,431.8
Loss and loss adjustment expense reserves	5,725.4
Other liabilities[2]	1,908.3
Debt	1,185.6
Shareholders’ equity	7,003.1

Total liabilities and shareholders’ equity	$20,254.2

Common Shares outstanding	743.1
Shares repurchased — February	1.6
Average cost per share	$23.52
Book value per share	$9.42
Trailing 12-month return on average shareholders’ equity	24.1%
Net unrealized pretax gains on investments	$972.6
Increase (decrease) from January 2007	$38.0
Increase (decrease) from December 2006	$54.4
Debt-to-total capital ratio	14.5%
Fixed-income portfolio duration	2.9 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.54
1Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $348.2 million.
2Amounts include net unsettled security acquisitions, including repurchase commitments, of $417.3 million.

Monthly Commentary
•	In February, approximately half of the unfavorable prior accident year “all other” development related to the settlement of several pending lawsuits against the Company, with the remainder primarily due to a higher than expected emergence of larger losses from prior years for both the private passenger auto and commercial auto products.
•	The severe weather in February, primarily in the northern part of the country, contributed to an increase in incurred losses, based on a review of our historical incurred frequency for February.
About Progressive
The Progressive Group of Insurance Companies, in business since 1937, is the country’s third largest auto insurance group and largest seller of motorcycle and personal watercraft policies based on premiums written, and is a market leader in commercial auto insurance.
     Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive products and rates that meet drivers’ needs throughout their lifetimes, superior online and in-person customer service, and best-in-class, 24-hour claims service, including our concierge level of claims service available at service centers throughout the United States.
     Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. The Agency Business sells Progressive Drive Insurance private passenger auto insurance through more than 30,000 independent agencies. The Direct Business sells Progressive Direct® private passenger auto insurance online at www.progressive.com and by phone at 1-800-PROGRESSIVE. Each business makes independent decisions about private passenger auto insurance product design and pricing, and both offer Progressive’s other products, such as Progressive Commercial, Progressive Motorcycle and Progressive Boat.
     The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, please visit www.progressive.com. Progressive and Drive are registered trademarks.
     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.